                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[X]      Soliciting Material Pursuant to Section 240.14a-12

                         RAINDANCE COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.       Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2.       Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4.       Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5.       Total fee paid:

--------------------------------------------------------------------------------

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:

--------------------------------------------------------------------------------

2.       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

3.       Filing Party:

--------------------------------------------------------------------------------

4.       Date Filed:
                       ---------------------------------------------------------

THE FOLLOWING MATERIALS WERE USED BY RAINDANCE COMMUNICATIONS, INC. ("RAINDANCE") ON FEBRUARY 6, 2006 (MOUNTAIN TIME) IN DISCUSSING THE PROPOSED TRANSACTION REFERRED TO IN THE MATERIAL BELOW WITH ITS EMPLOYEES, CUSTOMERS, INVESTORS AND PARTNERS AND RAINDANCE MAY USE THESE MATERIALS IN THE FUTURE FOR SIMILAR PURPOSES:


AT WEST CORPORATION:                           AT RAINDANCE COMMUNICATIONS:
David Pleiss                                   Charles Messman/Todd Kehrli
(402) 963-1500                                 (818) 556-3700
dmpleiss@west.com                              ir@mkr-group.com

                WEST CORPORATION ANNOUNCES AGREEMENT TO PURCHASE
                            RAINDANCE COMMUNICATIONS
            Proposed Deal Will Enhance Conferencing Segment Offerings

OMAHA, NE AND LOUISVILLE, CO, FEBRUARY 6, 2006 -- West Corporation (NASDAQ:
WSTC), a leading provider of outsourced communication solutions, and Raindance Communications Inc. (NASDAQ: RNDC), a leader in integrated multimedia conferencing services and support, today jointly announced that they have entered into an agreement whereby West will acquire Raindance for $2.70 per share in cash.

The acquisition is expected to close by the end of the second quarter and will be funded with cash on hand, West's existing bank credit facility and additional debt. The total cost before transaction expense is approximately $110 million, net of option proceeds and cash on hand. In addition, federal income tax benefits of approximately $37 million, assuming a 35% tax rate, are expected to be realized over 18 years. West expects the acquisition to be slightly accretive to earnings on a GAAP basis in 2006.

Closing is subject to Raindance shareholder approval, regulatory approvals, and other customary closing conditions. The acquisition does not require the approval of West shareholders and is not conditioned upon the receipt of financing by West.

Founded in 1997, Raindance Communications was one of the pioneers in web conferencing. Its suite of services includes reservationless conferencing, operatorassisted conferencing and its multimedia conferencing products:
Raindance Seminar Edition and Raindance Meeting Edition. Based in Louisville, Colorado, Raindance serves a diverse base of thousands of corporate customers across numerous vertical markets and all major industries. Raindance will become part of West Corporation's Conferencing Services segment, and Raindance products and services will be integrated into the InterCall suite of products.

"We are excited to enhance our multimedia conferencing offerings with Raindance's high-quality products," said Thomas B. Barker, Chief Executive Officer of West Corporation. "This acquisition will also leverage our core competencies and increase the utilization of our existing infrastructure -- a formula that has consistently yielded excellent results with our previous acquisitions."

"West and Raindance have a shared vision to provide best-in-class multimedia conferencing services to the market," stated Don Detampel, Chief Executive Officer of Raindance Communications. "This agreement will provide our customers greater global reach to meet their needs for international communications and expanded operator-assisted capabilities that are fundamental to multimedia events."

CONFERENCE CALL
West Corporation will hold a conference call to discuss this acquisition on February 7 at 12 p.m. Eastern Time (11 a.m. Central Time). Investors may access the call by visiting the Investor section of the West Corporation website at www.west.com and clicking on the Webcast link or by calling 800-374-0457. A replay of the call will also be available on the website.

Raindance will discuss this acquisition on its earnings call on February 15.

ABOUT WEST CORPORATION
West Corporation is a leading provider of outsourced communication solutions to many of the world's largest companies. The company helps its clients communicate effectively, maximize the value of their customer relationships and drive greater revenue from each transaction. West's integrated suite of customized solutions includes customer acquisition, customer care and retention services, interactive voice response services, and conferencing and accounts receivable management services.

Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of approximately 28,000 employees based in North America, Europe and Asia. For more information, please visit www.west.com.

ABOUT RAINDANCE COMMUNICATIONS
Raindance Communications, Inc., the leader in integrated multimedia conferencing services and support, brings an entirely new level of simplicity and interaction to remote meetings and events. Its suite of best-in-class services, Raindance Seminar Edition and Raindance Meeting Edition, redefine the everyday meeting experience. Thousands of corporate customers currently use Raindance's technology to more effectively communicate with colleagues, vendors, customers and partners around the world. For more information, please visit www.raindance.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward looking statements within the meaning of the Federal securities laws. The statements above regarding expected federal income tax benefits and expected effects on West Corporation's future earnings are forward looking statements. You can identify these and other forward looking statements by the use of such words as "will," "expect," "plans," "believes," "estimates," "intend," "continue," or the negative of such terms, or other comparable terminology. Forward looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Each company's actual results could differ materially from the expectations expressed in these statements. Factors that could cause actual results to differ include, but are not limited to, risks related to the merger being consummated; the risk that required regulatory approvals or stockholder approvals might not be obtained in a timely manner, without conditions, or at all; the ability to satisfy all closing conditions in the definitive agreement; risks relating to the timing and successful completion of integration of the technologies and business operations of West Corporation and Raindance and obtaining expected operating efficiencies within anticipated time frames; unanticipated expenditures relating to such integration; difficulties in attracting or retaining customers or employees as a result of signing the merger agreement; risks of unforeseen material adverse changes to the business or operations of either West Corporation or Raindance; risks that the proposed transaction disrupts current plans, operations, and technology and product development efforts; and other factors described in West's SEC reports (including its annual report on Form 10-K for the year ended December 31, 2004, most recent quarterly report on Form 10-Q and prospectus supplement dated October 6, 2005) and Raindance's SEC reports (including its annual report on Form 10-K for the year ended December 31, 2004, and most recent quarterly report on Form 10-Q). West Corporation and Raindance assume no obligation to update any forecast or the forward-looking statements included in this document, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, Raindance intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF RAINDANCE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Raindance with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Raindance may obtain free copies of the documents filed with the SEC by directing a request through the Investors Relations portion of Raindance's website at http://www.raindance.com or by mail to Raindance, 1157 Century Drive, Louisville, CO 80027, attention: Investor Relations, telephone:
(303) 928-3000. You may also read and copy any reports, statements and other information filed by Raindance with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
Raindance and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Raindance stockholders in favor of the proposed transaction. Certain executive officers and directors of Raindance have interests in the transaction that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and/or restricted stock awards, payment of cash bonuses in connection with a change in control transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

                                       ###